SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 11, 2005 (July 5, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 233-4138

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 5, 2005, WinWin Gaming, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Bijou Studios, Inc. (the “Seller”), a corporation controlled by Paul Zain, pursuant to which the Seller sold to the Company all of the Seller’s rights to the Assets (as defined below) for an aggregate purchase price of $400,000 of which $185,000 is payable in common stock of the Company. The purchase price is payable in installments as follows: (i) $10,000 in cash was paid upon execution of the Agreement, (ii) $90,000 in cash will be paid at the closing of the acquisition of the Assets (the “Closing”), (iii) $65,000 in cash is payable 30 days following the Closing, (iv) $50,000 in cash is payable 60 days following the Closing, and (v) $185,000 in stock is payable within 90 days of the Closing.

The value of the stock portion of the purchase price was determined by reference to the market price of the Company’s Common Stock on the last trading date prior to the execution of the Agreement (i.e., July 1, 2005). On such date, the Company’s Common Stock closed at $0.78, therefore, the Company is obligated to issue to 237,179 shares of its Common Stock to the Seller on the 90th day following the Closing.

The “Assets” acquired by the Company consist of game software applications known as the ClanPass Tournament System. The Assets include (i) the Lobby Challenge Server, which is a match-making service that allows full interaction between players via chat, instant messaging and instant challenging, (ii) the Tourney Management Server, which provides tournament administrators with a suite of applications for processing payments, creating networks of game servers and Lobby Challenge Servers, processing post-game results, and building template-based tournaments, (iii) the Game Server Controller, which supports the integration of third party game servers using an extensive library and API, and (iv) the Café Portal Server, which provides players with a complete system for managing their tournament transactions, making deposits and withdrawals, managing personal information, building global stats and ranking within the ClanPass network, and generation of reports such as year to date summaries.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated July 5, 2005, between the Company and Bijou Studios, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005

WINWIN GAMING, INC.

By:	/s/ Larry Goldman
Larry Goldman, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated July 5, 2005, between the Company and Bijou Studios, Inc.